Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

————————

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

————————

DUOS TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	7373	65-0493217
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6622 Southpoint Drive South, Suite 310

Jacksonville, Florida 32216

(904) 652-1616

(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

————————

Adrian Goldfarb

(904) 296-2807

(Name, address, including zip code, and telephone number
including area code, of agent for service)

————————

With copies to:

Joseph M. Lucosky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400	Gregory Sichenzia, Esq. Marcelle Balcombe, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 Tel.: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333.235455

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share	$115,000	$14.93
Underwriter’s Warrant to Purchase Common Stock(2)	—	—
Shares of Common Stock issuable upon exercise of Representative’s Warrant(3)	$7,500	$0.97
Total	$122,500	$15.90

———————

(1)

The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $9,800,000 on a registration statement on Form S-1 (File No. 333-235455), which was declared effective by the Securities and Exchange Commission on February 12, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $122,500 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares and shares issuable upon exercise of the Underwriter’s Warrants.

(2)

In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants and Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(3)

The proposed maximum aggregate offering price of the Underwriter’s Warrants is $7,500, which is equal to the difference between 150% of $405,000 (5% of $8,100,000 which is the new maximum aggregate offering price of the securities being registered hereby without including the over-allotment option) and 150% of $400,000 (5% of $8,000,000 which was the previous maximum aggregate offering price of the securities registered hereby without including the over-allotment option).

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

Explanatory note and incorporation by reference

Duos Technologies Group, Inc., a Florida corporation, or the registrant, is filing this registration statement to register additional securities with the Securities and Exchange Commission, or the SEC, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of the securities contemplated by the registration statement on Form S-1 (File No. 333-235455), which the Company originally filed on December 11, 2019, as amended, or the Prior Registration Statement, which the SEC declared effective on February 12, 2020. This registration statement incorporates by reference the contents of the Prior Registration Statement, including all amendments and exhibits thereto.

The Company is filing this Registration Statement for the sole purpose of increasing the number of securities to be registered for issuance and sale by warrants to purchase 10,357  shares of Common Stock, being issued to the Underwriters as compensation for its services pursuant to an engagement letter entered into by and between the Company and the Underwriters (the “Underwriter’s Warrants”) and by 248,571 shares of Common Stock, which consists of: (a) 207,143 shares of Common Stock; (b) 31,071 shares of Common Stock that may be sold pursuant to the underwriters’ option to purchase additional shares; and (c) 10,357 shares of Common Stock underlying the Underwriter’s Warrants. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the registration declared effective on February 12, 2020.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit index

Exhibit number	Description

5.1	Opinion of Lucosky Brookman LLP.

23.1	Consent of Salberg & Company, P.A.

24.1*	Power of Attorney.

*

Previously filed on the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333- 235455) filed with the Securities and Exchange Commission on December 11, 2019 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 12, 2020.

Duos Technologies Group, Inc.

By:	/s/ Gianni B. Arcaini
Name: Gianni B. Arcaini Title: Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gianni B. Arcaini	Chief Executive Officer (Principal Executive	February 12, 2020
Gianni B. Arcaini	Officer), President, Chairman of the Board

/s/ Adrian G. Goldfarb	Chief Financial Officer (Principal Financial	February 12, 2020
Adrian G. Goldfarb	Officer), Executive Vice President, Director

*	Chief Accounting Officer (Principal Accounting	February 12, 2020
Connie L. Weeks	Officer),Executive Vice President

*	Director	February 12, 2020
Kenneth Erhman

*	Director	February 12, 2020
Blair Fonda

*	Director	February 12, 2020
Ned Mavrommatis

*By	/s/ Gianni B. Arcaini
Gianni B. Arcaini Attorney-in-Fact